Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2010

Revenues grow 13% to $321.6 million

Net Income grows 21% to $40.1 million

Adjusted Income from Operations Margin of 15.4%

NEW YORK—October 27, 2010—Genpact Limited (NYSE: G), a global leader in business process and technology management, today announced financial results for the third quarter ended September 30, 2010.

Key Financial Results – Third Quarter 2010

•	Revenues were $321.6 million, up 13.1% from $284.4 million in the third quarter of 2009, driven by business process management growth of 17.7% for Global Clients and overall GE growth of 10.5%.

•	Net income attributable to Genpact Limited shareholders was $40.1 million, up 21.4% from $33.1 million in the third quarter of 2009.

•	Net income margin for the third quarter of 2010 was 12.5%, up from 11.6% in the third quarter of 2009.

•	Diluted earnings per common share were $0.18, up from $0.15 per share in the third quarter of 2009.

•	Adjusted income from operations was $49.5 million, compared to $53.8 million in the third quarter of 2009.

•	Adjusted income from operations margin was 15.4%, compared to 18.9% in the third quarter of 2009.

•	Adjusted diluted earnings per share were $0.20, up from $0.19 in the third quarter of 2009.

Pramod Bhasin, Genpact’s President and CEO said, “We grew revenues, net income, earnings per share, and operating cash flow on both a sequential and year-over-year basis. We won 20 new client logos up from 14 in the previous quarter and Smart Enterprise Processes (SEPsm) was instrumental in many of these wins. We have a strong sales pipeline that has grown by 30% year-over-year and 8% sequentially in terms of total contract value, particularly with deals from existing clients. Although our revenue growth this quarter was slower than we expected, this was primarily due to client delays in transitioning signed contracts into full production. We expect to realize the delayed revenue in the future.”

Bhasin added, “These client delays have affected margins in the near term because of the upfront investments we normally make in transitioning processes from the client to us. We have already taken aggressive actions to align our costs with these revised schedules and reset our cost base.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 14.7% over the third quarter of 2009. Revenues from Global Clients now represent approximately 61.9% of Genpact’s total revenues, with the remaining 38.1% of revenues coming from GE. GE revenues increased 10.5% from the third quarter of 2009, adjusted for dispositions by GE, continuing Genpact’s sustained multi-year track record of deepening its relationships across GE’s diverse businesses.

Approximately 86.3% of Genpact’s revenues for the quarter came from business process management services, up from 84.9% for the third quarter of 2009, while revenues from IT services were approximately 13.7% of total revenues for the third quarter of 2010 as compared to 15.1% for the third quarter of 2009.

In the third quarter of 2010, 41 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 35 such relationships at the end of 2009. Of those, 4 client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months.

Genpact generated $68.0 million of cash from operations in the third quarter of 2010, up from $55.7 million of cash from operations in the third quarter of 2009.

Year-to-Date Results

•	Revenues were $917.4 million, up 11.5% from $823.1 million for the nine months ended September 30, 2009.

•	Net income attributable to Genpact Limited common shareholders was $96.2 million, up 3.7% from $92.7 million for the nine months ended September 30, 2009.

•	Net income margin was 10.5%, down from 11.3% for the nine months ended September 30, 2009.

•	Diluted earnings per common share were $0.43, up from $0.42 for the nine months ended September 30, 2009.

•	Adjusted income from operations was $140.0 million, compared to $144.3 million for the nine months ended September 30, 2009.

•	Adjusted income from operations margin was 15.3%, compared to 17.5% for the nine months ended September 30, 2009.

•	Adjusted diluted earnings per share were $0.51, compared to $0.54 for the nine months ended September 30, 2009.

As of September 30, 2010, Genpact had approximately 43,300 employees worldwide, an increase from approximately 37,700 as of September 30, 2009. Genpact’s employee attrition rate for the nine months ended September 30, 2010, measured from day one of employment was 28%, up from 23% for the same period in 2009. Genpact’s attrition rate would be 23% if measured after six months of employment, as many of Genpact’s competitors do. Annualized revenue per employee for the nine months ended September 30, 2010, was $30,600, in line with $30,900 for the nine months ended September 30, 2009.

Bhasin continued, “While our results for the quarter are good, and our outlook for demand for our services continues to be positive, we have had to recalibrate our full year 2010 guidance. We now estimate 2010 revenue growth of 12% to 13% and an adjusted income from operations margin of 16.0% to 16.3%, with a strong foundation for continued growth in 2011.”

Conference Call

Genpact management will host an hour-long conference call beginning at 8:00 a.m. EDT on October 28, 2010 to discuss the company’s performance for the third quarter of fiscal 2010. To participate, callers can dial 1 866-356-3093 from within the U.S. or 1 617-597-5381 from any other country. Thereafter, callers will be prompted to enter the participant code, 53898582.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a global leader in business process and technology management, offering a broad portfolio of enterprise and industry-specific services. The company manages over 3,000 processes for more than 400 clients worldwide. Putting process in the forefront, Genpact couples its deep process knowledge and insights with focused IT capabilities, targeted analytics and pragmatic reengineering to deliver comprehensive solutions for clients. Lean and Six Sigma are an integral part of Genpact’s culture and Genpact views the management of business processes as a science. Genpact has developed Smart Enterprise Processes (SEPSM), a groundbreaking, rigorously scientific methodology for managing business processes, which focuses on optimizing process effectiveness in addition to efficiency to deliver superior business outcomes. Services are seamlessly delivered from a global network of centers to meet a client’s business objectives, cultural and language needs and cost reduction goals. Learn more at www.genpact.com.

Forward Looking Statements

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624 5912
shishir.verma@genpact.com

Media	Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of September 30, 2010
Assets
Current assets
Cash and cash equivalents	$288,734	$360,869
Short term investments	132,601	42,988
Accounts receivable, net	136,280	164,070
Accounts receivable from related party, net	116,228	129,248
Short term deposits with related party	9,634	—
Deferred tax assets	45,929	34,659
Due from related party	9	6
Prepaid expenses and other current assets	116,551	153,018

Total current assets	$845,966	$884,858

Property, plant and equipment, net	189,112	200,139
Deferred tax assets	36,527	32,625
Investment in equity affiliates	588	2,202
Customer-related intangible assets, net	36,041	36,702
Other intangible assets, net	187	100
Goodwill	548,723	559,388
Other assets	90,421	111,273

Total assets	$1,747,565	$1,827,287

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31, 2009	As of September 30, 2010
Liabilities and equity
Current liabilities
Short-term borrowings	$177	$—
Current portion of long-term debt	44,715	37,400
Current portion of capital lease obligations	527	805
Current portion of capital lease obligations payable to related party	1,429	1,208
Accounts payable	16,276	14,788
Income taxes payable	1,579	25,558
Deferred tax liabilities	264	262
Due to related party	7,843	7,081
Accrued expenses and other current liabilities	322,773	263,650

Total current liabilities	$395,583	$350,752
Long-term debt, less current portion	24,950	—
Capital lease obligations, less current portion	1,570	1,251
Capital lease obligations payable to related party, less current portion	1,809	1,495
Deferred tax liabilities	4,398	1,232
Due to related party	10,474	10,985
Other liabilities	109,034	81,293

Total liabilities	$547,818	$447,008

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 217,433,091 and 220,298,649 issued and outstanding as of December 31, 2009 and September 30, 2010, respectively	2,174	2,202
Additional paid-in capital	1,063,304	1,096,711
Retained earnings	278,911	375,063
Accumulated other comprehensive income (loss)	(146,993)	(96,288)

Genpact Limited shareholders’ equity	1,197,396	1,377,688
Noncontrolling interest	2,351	2,591

Total equity	1,199,747	1,380,279
Commitments and contingencies

Total liabilities and equity	$1,747,565	$1,827,287

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
Net revenues
Net revenues from services - related party	$111,459	$122,759	$333,909	$354,011
Net revenues from services - others	172,981	198,812	489,216	563,406

Total net revenues	284,440	321,571	823,125	917,417

Cost of revenue
Services	166,995	204,833	496,516	572,619

Total cost of revenue	166,995	204,833	496,516	572,619

Gross profit	$117,445	$116,738	$326,609	$344,798
Operating expenses:
Selling, general and administrative expenses	67,242	71,272	194,965	219,440
Amortization of acquired intangible assets	6,382	3,875	19,747	12,159
Other operating (income) expense, net	(1,092)	(839)	(3,970)	(4,780)

Income from operations	$44,913	$42,430	$115,867	$117,979
Foreign exchange (gains) losses, net	2,576	(5,513)	2,005	73
Other income (expense), net	305	1,210	3,448	3,324

Income before share of equity in (earnings) loss of affiliates and income tax expense	$42,642	$49,153	$117,310	$121,230
Equity in loss of affiliates	161	104	596	709

Income before income tax expense	$42,481	$49,049	$116,714	$120,521
Income tax expense	7,895	7,490	18,430	19,572

Net Income	$34,586	$41,559	$98,284	$100,949
Net income attributable to noncontrolling interest	1,524	1,428	5,572	4,797

Net income attributable to Genpact Limited shareholders	$33,062	$40,131	$92,712	$96,152

Net income available to Genpact Limited common shareholders	33,062	40,131	92,712	96,152
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.15	$0.18	$0.43	$0.44
Diluted	$0.15	$0.18	$0.42	$0.43

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	215,794,607	219,630,410	215,136,984	218,847,260
Diluted	221,799,597	224,831,250	219,228,874	224,583,494

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2009	2010
Operating activities
Net income attributable to Genpact Limited shareholders	$92,712	$96,152
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	38,893	43,128
Amortization of debt issue costs	434	310
Amortization of acquired intangible assets	20,182	12,400
Provision for doubtful receivables	2,112	(1,373)
Gain on business acquisition	—	(247)
Unrealized (gain) loss on revaluation of foreign currency asset/liability	5,147	(393)
Equity in loss of affiliates	596	709
Noncontrolling interest	5,572	4,797
Share-based compensation expense	15,256	14,963
Deferred income taxes	(18,324)	(5,719)
Others, net	(178)	152
Change in operating assets and liabilities:
Increase in accounts receivable	(18,072)	(40,657)
Increase in other assets	(46,497)	(49,536)
(Decrease) increase in accounts payable	4,243	(300)
Decrease in accrued expenses and other current liabilities	(15,791)	(23,288)
Increase in income taxes payable	33,546	24,043
Increase in other liabilities	3,671	2,823

Net cash provided by operating activities	$123,502	$77,964

Investing activities
Purchase of property, plant and equipment	(43,949)	(47,690)
Proceeds from sale of property, plant and equipment	2,026	916
Investment in affiliates	(296)	(2,324)
Purchase of short term investments	(197,419)	(85,971)
Proceeds from sale of short term investments	194,822	175,584
Short term deposits placed with related party	(101,008)	(6,485)
Redemption of short term deposits with related party	144,880	16,213
Payment for business acquisitions, net of cash acquired	(20,196)	(42,575)

Net cash provided by (used for) investing activities	$(21,140)	$7,668

Financing activities
Repayment of capital lease obligations	(1,946)	(3,486)
Repayment of long-term debt	(20,000)	(32,500)
Repayment of short-term borrowings	(25,000)	(165)
Proceeds from issuance of common shares under share based compensation plans	7,736	18,472
Distribution to noncontrolling interest	(5,586)	(4,700)

Net cash provided used for financing activities	$(44,796)	$(22,379)

Effect of exchange rate changes	(1,170)	8,882
Net increase in cash and cash equivalents	57,566	63,253
Cash and cash equivalents at the beginning of the period	184,050	288,734

Cash and cash equivalents at the end of the period	$240,446	$360,869

Supplementary information
Cash paid during the period for interest	$3,652	$1,293
Cash paid during the period for income taxes	$43,557	$28,872
Property, plant and equipment acquired under capital lease obligation	$1,250	$1,066

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax, or FBT thereon for Indian employees, abolished on August 18, 2009 with effect from April 1, 2009), amortization of acquired intangibles at formation in 2004 and expenses associated with the Company’s March 2010 secondary offering for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and expenses of the secondary offering allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and expenses of the secondary offering, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2009 and 2010:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010
Income from operations as per GAAP	$44,913	$42,430	$115,867	$117,979
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,000	3,199	18,661	10,117
Add: Share based compensation	5,825	4,678	15,256	14,963
Add: FBT impact on share based compensation recovered from employees	(1,086)	—	70	—
Add: Other income	(158)	712	630	2,478
Less: Equity in loss of affiliates	(161)	(104)	(596)	(709)
Less: Noncontrolling interest	(1,524)	(1,428)	(5,572)	(4,797)

Adjusted income from operations	$53,809	$49,487	$144,316	$140,031

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2010	2009	2010

Net income as per GAAP	$33,062	$40,131	$92,712	$96,152
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,000	3,199	18,661	10,117
Add: Share based compensation	5,825	4,678	15,256	14,963
Add: FBT impact on share based compensation recovered from employees	(1,086)	—	70	—

Add: Secondary offering expenses	—	—	—	591
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,242)	(925)	(4,409)	(2,998)
Less: Tax Impact on share based compensation	(977)	(1,159)	(3,582)	(3,837)

Adjusted net income	$41,582	$45,924	$118,708	$114,988

Adjusted diluted earnings per share	$0.19	$0.20	$0.54	$0.51